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                                                                    EXHIBIT 23.3

                        HORNBECK OFFSHORE SERVICES, INC.
                              (a Delaware company)
                                (the "Company")

                                    CONSENT

     By signature below, the undersigned hereby consents to being named in the Company's registration statement on Form S-1 as an individual to become a director of the Company effective upon the closing of the initial public offering of the Company's common stock and to the inclusion of her biographical information in the Form S-1.

     In witness whereof, this Consent is signed and dated as of the 19th day of July, 2002.

                                                /s/ PATRICIA B. MELCHER
                                            ------------------------------------
                                            Patricia B. Melcher